Exhibit 10.26

THE STANDARD REGISTER EMPLOYEE SAVINGS PLAN
AMENDMENT NO. 3
Preamble

1.	Adoption and effective date of amendment. This amendment of the plan is adopted to reflect certain changes in the plan effective July 31, 2013.

2.	Supersession of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions ·are inconsistent with the provisions of this amendment.

1. Section 2.07 of the Plan shall be amended by adding the following language at the end of the section:

“Notwithstanding the foregoing or any contrary provision of this Plan, employees of entities that are acquired by the Employer will not be eligible to participate in the Plan during any period in which they are active participants (including eligibility to make an elective deferral election under a cash or deferred arrangement) in a plan qualified under section 401(a) of the Code which is maintained by the acquired employer.”

IN WITNESS WHEREOF, an authorized officer of the Employer has hereto affixed his signature signifying	acceptance of this Amendment No. 3 on this 22nd day of November, 2013.

THE STANDARD REGISTER COMPANY

By: /S/ JOSEPH P. MORGAN, JR.
Joseph P. Morgan, Jr
President, Chief Executive Officer and Director